EXHIBIT 99.1
                                                                    ------------



FOR IMMEDIATE RELEASE
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For:  MAF Bancorp, Inc.                   Contacts:    Jerry A. Weberling, Chief
      55th Street & Holmes Avenue                        Financial Officer
      Clarendon Hills, IL 60514                          (630) 887-5999

      www.mafbancorp.com                               Michael J. Janssen, SVP
                                                         (630) 986-7544



                  MAF BANCORP ANNOUNCES REGULATORY APPROVAL OF
                       CHESTERFIELD FINANCIAL CORP. MERGER

Clarendon Hills, Illinois, October 21, 2004 - MAF Bancorp, Inc. (MAFB) announced today that the Office of Thrift Supervision has approved its application to acquire Chesterfield Financial Corp (CFSL). The cash and stock transaction valued at approximately $128.5 million was announced on June 5, 2004. As previously announced, the Company expects the transaction to close by the middle of the fourth quarter.

At June 30, 2004, Chesterfield had assets of $362 million, deposits of $280 million and operated four banking facilities in the Chicago area.

MAF Bancorp is the parent company of Mid America Bank, a federally chartered stock savings bank. The Bank currently operates a network of 68 retail banking offices throughout Chicago and Milwaukee and their surrounding areas. Offices in Wisconsin operate under the name "St. Francis Bank, a division of Mid America Bank." The Company's common stock trades on the Nasdaq Stock Market under the symbol MAFB.